Exhibit 5.3

Helms Mulliss Wicker, PLLC

201 North Tryon Street

Charlotte, NC 28202

P.O. Box 31247 (28231)

April 7, 2003

American Towers, Inc.

116 Huntington Avenue

Boston, Massachusetts 02116

Re:    Carolina Towers, Inc. Guarantee

Ladies and Gentlemen:

We have acted as special counsel for Carolina Towers, Inc., a South Carolina corporation (the “Corporation”), in regard to certain matters relating to the Corporation under South Carolina law, as set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, we have examined originals or copies of the following:

(a)    The Articles of Incorporation of the Corporation, as amended, all as certified by the Secretary of State of South Carolina;

(b)    The Bylaws of the Corporation;

(c)    The Registration Statement on Form S-4 (the “Registration Statement”) filed by American Towers, Inc., a Delaware corporation (“ATI”); the parent of ATI, American Tower Corporation; and certain subsidiaries of ATI including the Corporation, all of which are listed as additional registrants in the Registration Statement;

(d)    The Indenture by and between ATI (as successor by merger to American Tower Escrow Corporation) and The Bank of New York, as trustee, for the 12.25% Senior Subordinated Discount Notes due 2008, dated January 29, 2003 (the “Indenture”), including the form of Exchange Note to be issued by ATI and guaranteed (the “Guarantee”) by the Guarantors under the Indenture; and

(e)    A Certificate of Existence of the Corporation obtained from the Secretary of State of South Carolina.

Capitalized terms used herein and not otherwise defined by us are used as defined in the Indenture.

In addition, we have relied upon an officer’s certificate as to corporate action heretofore taken with respect to the Guarantees. We have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by us to be responsible.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. Notwithstanding the foregoing, we believe that we have reviewed all documents necessary to render the opinions set forth herein.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

This opinion is limited to the laws of the state of South Carolina, and we have not considered, and express no opinion on, the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the state of South Carolina as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(1)    The Corporation is validly existing under the laws of the State of South Carolina, with full corporate power and authority to execute, deliver and perform its Guarantee.

(2)    The Corporation has duly authorized, executed and delivered its Guarantee and no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental agency or body is required for such execution or delivery under South Carolina law, except such as may be required under South Carolina state securities laws.

This opinion is furnished to you in connection with the transactions described above and may not be relied upon without prior written consent for any other purpose or by anyone else, except that Palmer & Dodge LLP may rely hereon in rendering its opinion to you in connection with the Registration Statement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission relevant thereto.

Very truly yours,

/s/ Helms Mulliss Wicker, PLLC

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